FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  January 25, 2001



                     Allegheny Energy, Inc.

     (Exact name of registrant as specified in its charter)



Maryland                 1-267                      13-5531602
(State or other          (Commission File           (IRS Employer
jurisdiction of          Number)                    Identification
incorporation)                                      Number)



                      10435 Downsville Pike
                Hagerstown, Maryland  21740-1766

            (Address of principal executive offices)


Registrant's telephone number,
     Including area code:                         (301) 790-3400

Item 1 - 4.    Not Applicable

Item 5.        Other Events

               Earnings Release

               On January 25, 2001, Allegheny Energy, Inc.
               reported record year-end 2000 earnings of $2.84 per share ($313.7 million), before extraordinary charges, an increase of eight percent over comparable 1999 earnings per share of $2.64 ($307.2 million). Drivers of increased earnings per share were higher net revenue and fewer shares outstanding as a result of the 1999 stock repurchase program.

               Net income for 2000 after extraordinary and other charges was $2.14 per share
               ($236.6 million), compared with $2.22 per share ($258.4 million) in 1999. The
               Company's 2000 net income reflects
               extraordinary charges of $.70 per share
               ($77.0 million net of taxes) as a result of West Virginia, Virginia, and Ohio electric utility restructuring. The Company's 1999 net income reflects extraordinary charges of $.23 per share ($27.0 million net of taxes) and the write-off of $.19 per share ($21.8 million net of taxes) for other charges.

               Earnings for the fourth quarter of 2000 were $.72 per share ($79.7 million), before extraordinary charges, an increase of nine percent compared to 1999 earnings of $.66 per share ($73.6 million), before extraordinary and other charges. The increase in earnings per share reflects higher net revenue.

               Net income for the fourth quarter of 2000, after extraordinary and other charges, was $.66 per share ($73.2 million), compared with $.22 per share ($24.8 million) in 1999. The Company's fourth quarter 2000 net income reflects extraordinary charges of $.06 per share ($6.5 million net of taxes) as a result of Virginia and Ohio electric utility restructuring legislation. The Company's fourth quarter 1999 net income reflects extraordinary charges of $.24 per share ($27.0 million net of taxes) and the write-off of $.20 per share ($21.8 million net of taxes) for other charges.

               Per share earnings for comparable 2000 and 1999 periods are:

                                  Full Year          Fourth Quarter
                               2000       1999      2000        1999
Earnings before
extraordinary and other        $2.84      $2.64     $.72        $.66
transactions

Extraordinary
charges for electric           (.70)      (.14)     (.06)       (.15)
utility restructuring
orders

Extraordinary charge for                  (.09)                 (.09)
reacquired debt

Merger-related costs                      (.10)                 (.11)

Cancelled pumped-storage                  (.09)                 (.09)
project costs

Reported earnings per share    $2.14      $2.22     $.66        $.22


                                       ALLEGHENY ENERGY EARNINGS
                                         FOURTH QUARTER 2000


Three months ended                                           December 31, 2000           2000           1999
______________________________________________________________________________       __________     __________
Sales to regular utility customers, gigawatt-hours (Note 1)                              11,669         11,047

Revenues ($000) (Note 2)
  Regular Utility Customers                                                            $593,026       $547,516
  Other Utility Revenues                                                                 33,215         15,731
  Gas Revenues                                                                           78,132            -
  Unregulated Generation                                                                504,292        167,682
  Allegheny Ventures                                                                     12,616          2,762
                                                                                     __________     __________
     Total ($000)                                                                    $1,221,281       $733,691

Consolidated income before extraordinary and other transactions ($000)                  $79,706        $73,569
  West Virginia, Maryland, Ohio, and Virginia extraordinary charges (Note 4)             (6,518)       (16,950)
  Reacquired debt extraordinary charge                                                     _           (10,018)
  Merger-related costs                                                                     _           (11,801)
  Davis pumped-storage generation project costs                                            _            (9,998)
                                                                                     __________     __________
     Consolidated net income ($000)                                                     $73,188        $24,802

Basic and diluted earnings per average share (Note 3)
  Before extraordinary and other transactions                                             $0.72          $0.66
  West Virginia, Maryland, Ohio, and Virginia extraordinary charges (Note 4)              (0.06)         (0.15)
  Reacquired debt extraordinary charge                                                     _             (0.09)
  Merger-related costs                                                                     _             (0.11)
  Davis pumped-storage generation project costs                                            _             (0.09)
                                                                                     __________     __________
    Consolidated earnings per share                                                       $0.66          $0.22
                                                                                     __________     __________
   Average common shares outstanding (000)                                              110,436        110,436


Twelve months ended                                          December 31, 2000           2000           1999
______________________________________________________________________________       __________     __________
Sales to regular utility customers, gigawatt-hours (Note 1)                              45,422         43,841

Revenues ($000) (Note 2)
  Regular Utility Customers                                                          $2,303,491     $2,193,516
  Other Utility Revenues                                                                100,201         80,211
  Gas Revenues                                                                          103,580           -
  Unregulated Generation                                                              1,482,291        526,746
  Allegheny Ventures                                                                     22,289          7,968
                                                                                     __________     __________
     Total ($000)                                                                    $4,011,852     $2,808,441

Consolidated income before extraordinary and other transactions ($000)                 $313,652       $307,188
  West Virginia, Maryland, Ohio, and Virginia extraordinary charges (Note 4)            (77,023)      (16,950)
  Reacquired debt extraordinary charge                                                    _           (10,018)
  Merger-related costs                                                                    _           (11,801)
  Davis pumped-storage generation project costs                                           _            (9,998)
                                                                                     __________     __________
     Consolidated net income ($000)                                                    $236,629       $258,421

Basic and diluted earnings per average share (Note 3)
  Before extraordinary and other transactions                                             $2.84          $2.64
  West Virginia, Maryland, Ohio, and Virginia extraordinary charges (Note 4)              (0.70)         (0.14)
  Reacquired debt extraordinary charge                                                      -            (0.09)
  Merger-related costs                                                                      -            (0.10)
  Davis pumped-storage generation project costs                                             _            (0.09)
                                                                                     __________     __________
     Consolidated earnings per share                                                      $2.14          $2.22
Average common shares outstanding (000)                                                 110,436        116,237

Note 1:  Excludes bulk power transaction sales.
Note 2:  Excludes intercompany sales between nonutility and utility.
Note 3:  Basic and diluted earnings per share are the same.
Note 4: Costs after taxes determined to be unrecoverable as a result of deregulation proceedings in West Virginia, Maryland, Ohio, and Virginia


Item 6.             Not Applicable

Item 7.             Exhibits

Item 7 (a) - (b)    Not Applicable

Item 7 (c)          Ex. 12    - Statement re computation of ratio
                    of earnings to fixed charges

Item 8.             Not Applicable

Item 9.             Regulation FD Disclosure

               In addition to the information filed herewith under the subheading Earnings Release under
               Item 5, the Company's January 25, 2001
               Earnings News Release stated as follows:

               "Last year was very good for Allegheny
               Energy," according to Michael P. Morrell,
               Senior Vice President and Chief Financial
               Officer. "We have a winning strategy that is being executed to the benefit of shareholders. Growth in our Supply business has been outstanding, our regulated Delivery business achieved great success this past year, and our Ventures business has started to provide the added dimension of earnings growth we anticipated. We are making good on our promise to take advantage of new opportunities to grow in a changing industry based on our strengths, and our performance demonstrates that we are moving steadily in the right direction."

               Allegheny Energy had many successes in 2000, furthering our high-level growth strategy, adding to revenues, and increasing shareholder value. The following are some recent highlights:

               Generating assets, marketing, and trading
               Early in 2001, Allegheny Energy announced plans to acquire Global Energy
               Markets (G.E.M.), the energy trading and marketing arm of Merrill Lynch, to expand and develop our marketing and trading of electricity, natural gas, and other energy commodities. The acquisition complements our already strong trading operation and continues our transformation into a national energy merchant. The addition of G.E.M. will enhance our presence in the national energy marketplace, where we can extract maximum value from our growing portfolio of low-cost generation.

               To date, Allegheny Energy Supply has
               announced plans to build or buy about
               3,500 megawatts (MW) of new power generation throughout the United States. Acquisitions included 1,710 MW of new gas-fired generation in Illinois, Indiana, and Tennessee and an 83-MW interest in the Conemaugh generating facility near Johnstown, Pa. The Company will also build a combined total of 1,710 MW of natural gas-powered generation in Arizona and Indiana. These acquisitions and other previously announced new projects will increase our total generating portfolio to nearly 13,000 MW - an increase of 51 percent from our end-of-1999 total.

               Energy delivery operations and customer
               service
               Allegheny Power, our regulated energy
               delivery business, integrated two new natural gas acquisitions - Mountaineer Gas Company and West Virginia Power - smoothly into the Company and is leading the creation of PJM West, a regional transmission entity that will affiliate with PJM to oversee the region's interconnected transmission network.

               Allegheny Power also continued to provide top-notch customer service, making a repeat showing as the number two-ranked electric utility in the East in a national customer opinion survey.

               Unregulated ventures
               Allegheny Communications Connect (ACC), our unregulated telecommunications subsidiary, expanded its fiber network to more than 1,300 route miles, began to roll out new products, and, for the second consecutive year, generated positive net income.

               ACC also teamed with five other energy and telecommunications companies to create AFN Communications, a new super-regional, high-speed fiber optics company with a network of more than 7,700 route miles, connecting major markets in the eastern United States to secondary markets with a growing need for broadband access.

               A partnership with BroadbandNOW, Inc. will allow ACC to offer high-speed internet access and multimedia content to customers. Through the partnership, ACC will offer e-mail and traditional internet services in addition to video streaming of news, weather, sports, and concerts, which is currently not accessible through dial-up modem connections.

               Allegheny Energy Solutions continued to
               position itself as a leading provider of distributed generation solutions by adding several key partners, including Siemens Solar Industries, Capstone Turbine Corporation, and American Power Conversion.

               Other highlights
               Allegheny Energy's stock rose to a 52-week high of $48.19 at the end of 2000, up from $26.94 at the end of 1999, an increase of nearly 80 percent from its 1999 closing price, making Allegheny Energy one of the best performers in the Dow Jones United
               States Electric Utility Group for the year.

               Allegheny Energy was named to the Standard &
               Poor's (S&P) 500 Index and earned a spot on the Forbes "Platinum 400" list of America's best big companies.

               Allegheny Energy took steps to continue to compete in the new economy by launching an E-Business initiative. The Company is evaluating opportunities and making recommendations on ways to leverage technology and the internet to grow revenue and reduce costs for the benefit of shareholders, employees, and customers.

               An S&P 500 company, Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. The Allegheny Energy family includes Allegheny Power, which delivers electric energy and natural gas to about three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; Allegheny Energy Supply Company, LLC, which operates and markets competitive retail and wholesale electric generation and operates regulated electric generation for its affiliates; and Allegheny Ventures, which actively invests in and develops telecommunications and energy-related projects. For more information, visit our web site at www.alleghenyenergy.com.

               Allegheny plans to hold its analyst
               conference call to discuss earnings
               results at 11 a.m. (EST) on January 26,
               2001.  Investors, the news media, and
               others may listen to a live internet
               broadcast of the call at
               www.alleghenyenergy.com or
               www.streetevents.com by clicking on an
               available audio link.  The call will
               also be archived for replay purposes for 10 business days after the live broadcast on both of these web sites.
               Supporting financial data will also be
               available on the Company's web site for
               review.

               Certain statements above constitute
               forward-looking statements with respect
               to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of

               Allegheny Energy to be materially
               different from any future results,
               performance, or achievements expressed
               or implied by such forward-looking
               statements. Such factors may affect
               Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity;
               changes in technology; changes in
               political, social, and economic
               conditions; regulatory matters;
               integration of the operations Allegheny
               Energy; regulatory conditions applicable to the transaction; the loss of any significant customers; and changes in business strategy or business plans.



                                ALLEGHENY ENERGY HIGHLIGHTS
                                     December 31, 2000


Fourth Quarter                                                     2000         1999        Incr. (Decr.)
______________________________________
Revenue from Regular Utility Customers ($ millions)
     Residential                                                   $255         $225           13.3%
     Commercial                                                     133          124            7.3%
     Industrial                                                     197          188            4.8%
     Wholesale and Other                                              8           11          -27.3%
        Total Regular Utility Transactions                         $593         $548            8.2%
Revenue from Other Utility Transactions ($ millions) (Note 1)       $33          $16          106.3%
Gas Revenues ($ millions)                                           $78           -
Unregulated Generation ($ millions) (Note 1)                       $504         $167          201.8%
Allegheny Ventures ($ millions) (Note 1)                            $13           $3          333.3%

Sales to Regular Utility Customers (gigawatt-hours)
     Residential                                                  3,762        3,249           15.8%
     Commercial                                                   2,406        2,226            8.1%
     Industrial                                                   5,106        5,208           -2.0%
     Wholesale and Other                                            395          364            8.5%
        Total Regular Utility Transactions                       11,669       11,047            5.6%

Net Revenue *                                                      $506         $417           21.3%
Other Operation and Maintenance ($ millions) **                    $192         $188            2.1%

Twelve Months Ended
______________________________________
Revenue from Regular Utility Customers ($ millions)
     Residential                                                   $968         $930            4.1%
     Commercial                                                     529          500            5.8%
     Industrial                                                     751          721            4.2%
     Wholesale and Other                                             56           43           30.2%
        Total Regular Utility Transactions                       $2,304       $2,194            5.0%
Revenue from Other Utility Transactions ($ millions) (Note 1)      $100          $80           25.0%
Gas Revenues ($ millions)                                          $104           -
Unregulated Generation ($ millions) (Note 1)                     $1,482         $526          181.7%
Allegheny Ventures ($ millions) (Note 1)                            $22           $8          175.0%

Sales to Regular Utility Customers (gigawatt-hours)
     Residential                                                 14,062       13,562            3.7%
     Commercial                                                   9,510        8,955            6.2%
     Industrial                                                  20,320       19,846            2.4%
     Wholesale and Other                                          1,530        1,478            3.5%
        Total Regular Utility Transactions                       45,422       43,841            3.6%

Net Revenue *                                                    $1,801       $1,695            6.3%
Other Operation and Maintenance ($ millions) **                    $622         $613            1.4%

* Revenues less fuel, purchased power, purchased gas, deferred fuel, and transmission by others.

** Other operation and maintenance excludes fuel, purchased power, purchased gas, deferred fuel, and transmission by others. Amounts for the three and twelve months ended December 1999 include $19.7 million for merger-related costs and $16.2 million related to the Davis pumped storage generation project.

Note 1: Excludes intercompany sales between nonutility and utility.




                               ALLEGHENY ENERGY EARNINGS COMPARISON
                                      (Dollars per Share)
                                December 2000 versus December 1999

                                                           Quarter          Year-to-Date
                                                           _______          ____________
2000
Utility EPS                                                  $0.410            $2.061
Nonutility EPS:
  Unregulated Generation                                      0.306             0.758
  Allegheny Ventures                                          0.005             0.020
Extraordinary Charge                                         (0.059)           (0.697)
                                                             _______           _______
  Reported EPS                                                0.662             2.142
                                                             _______           _______

1999
Utility EPS                                                   0.358             2.031
Nonutility EPS:
  Unregulated Generation                                      0.100             0.423
  Allegheny Ventures (AYP Capital)                            0.010             0.001
Extraordinary Charge                                         (0.244)           (0.232)
                                                             _______           _______
  Reported EPS                                                0.224             2.223
                                                             _______           _______

Variance (2000 Reported EPS less 1999 Reported EPS)          $0.438           ($0.081)
                                                             _______          ________

Variance Reconciliation *
  Net Revenues:**
    Sales and Deliveries:
      Number of Customers                                    $0.016            $0.055
      Weather                                                 0.060             0.015
      Usage/Cost of Energy                                    0.183             0.265
      Pennsylvania CTC True-Up Accrued                       (0.008)           (0.048)
  Pa. Pilot Deferred Revenue Write-off                       (0.046)           (0.046)
  EITF 98-10  Energy Trading Activities                       0.043             0.043
  West Virginia Power Acquisition                             0.048             0.142
  Mountaineer Gas Acquisition                                 0.156             0.187
  Other Revenues                                              0.024             0.030
                                                              _____             _____
  Total Net Revenues Variance                                 0.476             0.643

Operation & Maintenance:
  Production                                                  0.060             0.045
  Transmission and Distribution                              (0.031)           (0.058)
  Customer Accounting and Services                           (0.041)           (0.033)
  Administrative and General                                  0.022            (0.014)
                                                              _____            _______
    Total Operation & Maintenance Variance                    0.010            (0.060)

Other:
  Depreciation                                               (0.011)            0.028
  Taxes other than Income Taxes                              (0.045)           (0.134)
  Other Income                                               (0.045)            0.007
  Interest Costs                                             (0.061)           (0.269)
  Preferred Dividends of Subsidiaries                         0.004             0.018
  Redemption Premium on Preferred Stock                       0.000             0.033
  Repurchase of Shares                                        0.003             0.142
  Income Tax                                                 (0.101)           (0.046)
  All Other                                                   0.028             0.003
                                                             _______           _______
    Total Other Variance                                     (0.228)           (0.218)

Allegheny Ventures Variance                                  (0.005)            0.019

    Total EPS Variance before Extraordinary Charge            0.253             0.384

Extraordinary Charge                                          0.185            (0.465)
                                                             ______           ________

    Total EPS Variance                                       $0.438           ($0.081)
                                                             ______           ________

* For comparative purposes, unregulated generation is reflected in the various categories.
* * Revenues less fuel, purchased power, purchased gas, deferred fuel, and transmission by oth





                                   ALLEGHENY ENERGY SALES COMPARISON
                                            Gigawatt-Hours
                                  December 2000 versus December 1999

                                         Fourth     Fourth                    Year to    Year to
                                         Quarter    Quarter                    Date       Date
                                          2000       1999       % Change       2000       1999        % Change

Monongahela Power                           2,931      2,733        7.2%        11,722     10,922          7.3%
Potomac Edison                              3,805      3,464        9.8%        14,305     13,836          3.4%
West Penn Power                             4,933      4,850        1.7%        19,395     19,083          1.6%
                                         _______________________________       ________________________________
        Regular Utility Transactions       11,669     11,047        5.6%        45,422     43,841          3.6%
                                         _______________________________       ________________________________


Unregulated Generation                     14,119      2,528      458.5%        41,707     12,116        244.2%


                        SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Allegheny Energy, Inc.


                              By:       /S/ THOMAS K. HENDERSON
                              Name:     Thomas K. Henderson
                              Title:    Vice President



Dated:  January 26, 2001


                        EXHIBIT INDEX


     Exhibit

     Ex. 12         Statement re computation of ratio of
                    earnings to fixed charges